                        COMMERCIAL FEDERAL CORPORATION                EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)

COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARES:

                                                         Three Months Ended                Nine Months Ended
                                                             March 31,                          March 31,
                                                      --------------------------      ---------------------------
                                                          1997        1996                 1997           1996
------------------------------------------------------------------------------------------------------------------

Income before extraordinary items                     $16,176,744    $16,353,812       $27,616,819     $39,461,920
Extraordinary items, net of tax benefit                        --             --          (583,312)             --
                                                      -----------    -----------       -----------     -----------
Net income                                            $16,176,744    $16,353,812       $27,033,507     $39,461,920
                                                      ===========    ===========       ===========     ===========
------------------------------------------------------------------------------------------------------------------

PRIMARY:
--------

Weighted average common shares outstanding             21,509,884     22,234,338        21,600,054      21,713,374
Add shares applicable to stock options
      using average market price                          337,469        318,019           319,650         339,351
                                                      -----------    -----------       -----------     -----------
 Total average common and common equivalent
      shares outstanding                               21,847,353     22,552,357        21,919,704      22,052,725
                                                      ===========    ===========       ===========     ===========

Income before extraordinary items                     $       .74    $       .73       $      1.26      $     1.79
Extraordinary items, net of tax benefit                        --             --              (.03)             --
                                                      -----------    -----------       -----------     -----------
Met income per common and common equivalent share     $       .74    $       .73       $      1.23      $     1.79
                                                      ===========    ===========      ============     ===========
------------------------------------------------------------------------------------------------------------------

FULLY DILUTED (1):
------------------
Weighted average common shares outstanding             21,509,884     22,234,338        21,600,054      21,713,374
Add shares applicable to stock options
      using the period-end market price
      if higher than average market price
      and other dilutive factors                          337,469        322,815           334,877         349,632
                                                      -----------    -----------       -----------     -----------
Total average common and common equivalent
      shares outstanding assuming full dilution        21,847,353     22,557,153        21,934,931      22,063,006
                                                      ===========    ===========      ============     ===========

Income before extraordinary items                     $       .74    $       .72       $      1.26     $      1.79
Extraordinary items, net of tax benefit                        --             --              (.03)             --
                                                      -----------    -----------       -----------     -----------
Net income per common share assuming full dilution    $       .74            .72       $      1.23     $      1.79
                                                      ===========    ===========      ============     ===========
------------------------------------------------------------------------------------------------------------------

ALL PER SHARE DATA RESTATED TO REFLECT THE THREE-FOR-TWO STOCK SPLIT EFFECTIVE JANUARY 14, 1997.

(1) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3.0%.

                                       28